[GRAPHIC OMITTED]

                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE

FOR:             MDC Partners Inc.
                 45 Hazelton Avenue
                 Toronto, Ontario M5R 2E3

CONTACTS:        Steven Berns                       Walter Campbell
                 Vice Chairman and                  Chief Financial Officer
                 Executive Vice President           Tel:  416-960-9000 ex. 336
                 Tel:  416-960-9000 ex. 225

TSX Stock Symbol:          MDZ.A
NASDAQ Stock Symbol:       MDCA
Website:                   www.mdc-partners.com


      MDC PARTNERS INC. ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND NINE
                        MONTHS ENDED SEPTEMBER 30, 2004

TORONTO, Ontario (November 4, 2004) - MDC Partners Inc. ("MDC Partners") today announced its financial results for the third quarter and nine months ended September 30, 2004. Consolidated revenue for the third quarter was $86.3 million, an increase of 33% from the $64.9 million in the same quarter last year. Operating profit of $2.3 million was achieved, compared to $3.0 million reported for the third quarter of 2003. The net loss for the quarter was $1.5 million, compared to net income of $3.2 million in 2003. Diluted loss per share for the quarter ended September 30, 2004 was $0.07 versus diluted earnings per share of $0.15 last year.

Consolidated revenue for the nine months was $237.4 million, an increase of 4% from the $227.7 million reported in 2003. The net loss was $1.1 million versus net income of $26.8 million in 2003. Diluted loss per share was $0.05 compared to diluted earnings per share of $1.19 in the 2003 period.

Due to the significant impact that certain operating affiliates have on the results of operations of the Company, the foregoing discussion and analysis of the Company's results consolidate the equity-accounted affiliate operations of the Marketing Communications Division (the "Combined" basis). As previously disclosed, beginning September 22, 2004, MDC Partners consolidated the financial results of Crispin Porter + Bogusky, LLC.

On a Combined basis, revenues were $98.0 million in the third quarter compared to $71.4 million, an improvement of 37% or $26.6 million. Operating profit was $4.1 million, a decrease of $0.5 million from the prior-year period. On the same Combined basis, revenues for the nine months ended September 30, 2004 were $272.8 million, an increase of 11% over the prior year. Operating profit was $11.2 million, compared to an operating loss of $1.1 million in 2003.

Marketing Communications revenue on a Combined basis was $77.5 million for the quarter, 51% more than the comparable $51.3 million reported in the third quarter of 2003 primarily due to acquisitions completed in 2004 and organic growth. Organic revenue increased 8.7% for the third quarter and 12.8% in the year-to-date period. EBITDA (please see the reconciliation of EBITDA to operating profit below) for the quarter was $8.0 million, an increase of 29% from the $6.2 million earned in the same prior-year period. EBITDA margins were 10.3% for the quarter versus 12.1% in the previous year due to an increase in operating costs disproportionate to the increase in revenue. For the nine months ended September 30, 2004, Marketing Communications' Combined revenue was $215.6 million with EBITDA of $21.6 million, an increase of 46% and 40%, respectively, over the prior year. However, excluding operating losses of a non-core marketing unit and investment spending of a start-up unit, EBITDA was $9.8 million for the quarter and $27.3 million for the nine months ended September 30, 2004.

"We are extremely pleased with the progress that our partner companies have made during the third quarter," said Miles S. Nadal, Chairman, President & CEO of MDC Partners. "New business wins in the quarter were substantial including work for Unilever, a major U.S.-based retailer, and Sprint."

Revenue attributable to Secure Products International ("SPI") totaled $20.5 million for the third quarter of 2004, an increase of $1.6 million or 8% compared to the 2003 third quarter revenues. A significant increase in production at Ashton Potter related to the USPS contract awarded in 2003 generated a 112% improvement in the revenues of the stamp operation. Operating profits earned by SPI amounted to $1.3 million for the quarter compared to $0.8 million, primarily the result of increased production and profitability at Ashton Potter and Placard. Operating income generated by Mercury was relatively unchanged from the prior-year third quarter, despite the impact of the NHL lockout on ticket revenues, while Metaca, the Canadian card operations, experienced a decline in operating profits. Management continues to undertake initiatives designed to reduce the cost structure and improve efficiencies at Metaca. In connection with this effort, severance and other related charges of $0.2 million were recorded in the quarter. SPI generated $2.1 million to EBITDA for the third quarter, an increase of 79% versus the same period of 2003.

For the nine months ended September 30, 2004, SPI revenues totaled $56.5 million compared to $96.2 million in the prior year. 2003 revenues include $49.0 million related to an operation that was divested in the second quarter of 2003. Operating profit for the nine months was $2.1 million compared to an operating loss of $10.9 million in the prior year.

"We continue to manage our SPI assets and believe the prospects for market share gains and growth in profitability are significant. However, our previously stated strategy of realizing on our investment via an initial public offering remains our ultimate objective," said Mr. Nadal. "The expected improvement in operating performance of the Division combined with the relative weakness of the Canadian income trust market has moved our timetable for such a transaction."

Corporate and other operating expenses increased from $3.8 million in the 2003 third quarter to $5.8 million this quarter as a result of increased compliance costs associated with US GAAP reporting and Sarbanes-Oxley legislation, an increase in the provision for stock-based compensation, and an increase in overhead costs in connection with the establishment of a US corporate office in New York. Year to date, corporate and other operating expenses were $17.1 million compared to $8.8 million in the prior year.

On September 22, MDC Partners entered into a new revolving credit agreement with a syndicate of banks led by JP Morgan Chase, including Toronto Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce, which provided for borrowings of up to $100 million. At the same time, a cash management program was established with partner companies to centrally manage a substantial portion of their cash balances. This cash management program, together with the initial use of the credit facility, repaid in full the outstanding balances on the Company's two senior and one mezzanine credit facilities and a term debt facility, and reduced MDC Partners' debt by approximately $45 million. The resultant consolidation of the Company's various debt instruments has also amounted to a reduction in weighted average borrowing rates of approximately 250 basis points.

During the third quarter, upon further review of the Company's interest in an affiliate, the Company determined that it should have consolidated the financial results of this affiliate for the quarter ended June 30, 2004. As a result, the Company will be filing an amended Form 10-Q for the periods ended June 30, 2004. The amended results for both the second quarter and six-month periods ended June 30, 2004 increased operating expenses by $0.7 million with corresponding adjustments to income taxes, equity in affiliates and minority interest and had no impact on the Company's revenues, net earnings nor its earning per share.

During the quarter the Company repurchased 616,000 shares under a normal course issuer bid at an average price of $11.32 per share for total cash consideration of $7.0 million.

"Our prospects for the future are truly exciting. Everyday, we deliver world-class ideas and execution for our clients, helping to grow their businesses," said Mr. Nadal.

Conference Call

Management will host a conference call today at 5:00 p.m. (ET) to discuss third quarter results and will be accessible by dialing 416-640-4127 or Toll Free 1-800-814-4862. An investor presentation has been posted to our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is one of the world's leading marketing communications firms. Through its partnership of entrepreneurial firms, MDC Partners provides advertising and specialized communication services to leading brands throughout the United States, Canada and the United Kingdom. MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol MDZ.A and on the NASDAQ under the symbol MDCA.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the Company's financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements and other factors set forth in the Company's Form 40-F for its fiscal year ended December 31, 2003 and subsequent SEC filings.

                                               MDC PARTNERS INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                          THIRD QUARTER 2004 and 2003
                         (Unaudited) ($U.S. 000's -except share and per share amounts)

                                                                           Combined*                        US GAAP
                                                                  ----------------------------    ----------------------------
       For the Three Months Ended September 30,                           2004           2003            2004          2003**
       ---------------------------------------------------------- ------------- -------------- -- ------------ ---------------
       Revenue                                                         97,980          71,422          86,295         64,885
                                                                  ------------- --------------    ------------ ---------------
       Operating Expenses
            Cost of sales                                              12,567          12,073          12,567         12,073
            Salary and related costs                                   43,536          27,405          36,346         24,301
            Stock-based compensation                                    1,649           1,397           1,558          1,397
            General and other operating expenses                       32,768          23,315          30,426         21,662
            Depreciation and amortization                               3,345           2,614           3,051          2,465
                                                                  ------------- --------------    ------------ ---------------
                                                                       93,865          66,804          83,948         61,898
                                                                  ------------- --------------    ------------ ---------------
       Operating Profit                                                 4,115           4,618           2,347          2,987

       Other Income (Expense)
               Gain (loss) on sale of assets                             (299)          1,842            (299)         1,842
               Other                                                       (3)              -              (3)             -
               Interest expense, net                                   (1,461)         (1,826)         (1,437)        (1,826)
                                                                  ------------- --------------    ------------ ---------------
       Income Before Income Taxes                                       2,352           4,634             608          3,003

       Income Taxes (Recovery)                                            711            (875)            329         (1,221)
                                                                  ------------- --------------    ------------ ---------------
       Income After Income Taxes                                        1,641           5,509             279          4,224
       Equity in Affiliates                                                51               -             504            530
       Minority Interests                                              (3,159)         (2,351)         (2,250)        (1,596)
                                                                  ------------- --------------    ------------ ---------------

       Net Income (Loss) for the Period                                (1,467)          3,158          (1,467)         3,158
                                                                  ============= ==============    ============ ===============

       Earnings (Loss) Per Share
          Net income (loss)
       o        Basic                                                   (0.07)           0.17           (0.07)          0.17
       o        Diluted                                                 (0.07)           0.15           (0.07)          0.15

       Weighted average shares outstanding during the period
       o        Basic                                              22,392,533      18,361,746      22,392,533     18,361,746
       o        Diluted                                            22,392,533      23,249,320      22,392,533     23,249,320

       ---------------------------------------------------------- ------------- --------------    ------------ ---------------
                                                                           Combined*                        US GAAP
       SEGMENTED INFORMATION - BY OPERATING DIVISION

                                                                  ------------- --------------    ------------ ---------------
       For the Three Months Ended September 30,                       2004          2003             2004          2003**
       ---------------------------------------------------------- ------------- --------------    ------------ ---------------
       Marketing Communications
       Revenue                                                      77,450          51,343          65,765         44,806
       Operating Profit                                              8,687           6,343           6,919          4,712
       EBITDA                                                        8,011           6,207           6,767          5,182

       Secure Products International
       Revenue                                                      20,530          18,898          20,530         18,898
       Operating Profit                                              1,263             849           1,263            849
       EBITDA                                                        2,140           1,194           2,140          1,194
       Corporate and Other
       Revenue                                                           -           1,181               -          1,181
       Operating Loss                                               (5,835)         (2,574)         (5,835)        (2,574)
       EBITDA                                                       (4,201)         (1,123)         (4,201)        (1,123)
       ---------------------------------------------------------- ------------- --------------    ------------ ---------------

       *   Combined results consolidate affiliates of the Marketing Communications Division that are equity accounted under US GAAP.
       **  Comparative figures have been restated to conform with current period US GAAP presentation.

                                               MDC PARNTERS INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                           NINE MONTHS 2004 and 2003
                         (Unaudited) ($U.S. 000's -except share and per share amounts)

                                                                            Combined*                        US GAAP
                                                                   ----------------------------    ----------------------------
       For the Nine Months Ended September 30,                             2004           2003            2004          2003**
       ----------------------------------------------------------- ------------- -------------- -- ------------ ---------------
       Revenue                                                         272,752         246,535         237,395        227,698
                                                                   ------------- --------------    ------------ ---------------
       Operating Expenses
            Cost of sales                                               34,864          46,422          34,864         46,422
            Salary and related costs                                   117,920          87,260         100,067         78,337
            Stock-based compensation                                     6,516           2,166           6,351          2,166
            General and other operating expenses                        93,346          84,174          86,677         80,189
            Depreciation and amortization                                8,916           9,492           8,120          9,140
            Write-down of fixed and other assets                             -           8,126               -          8,126
            Goodwill charges                                                 -          10,012               -         10,012
                                                                   ------------- --------------    ------------ ---------------
                                                                       261,562         247,652         236,079        234,392
                                                                   ------------- --------------    ------------ ---------------

       Operating Profit (Loss)                                          11,190          (1,117)          1,316         (6,694)

       Other Income (Expense)
               Gain on sale of assets                                    6,793          50,436           6,793         50,436
               Other                                                        (3)              -              (3)             -
               Interest expense, net                                    (5,136)        (10,865)         (5,063)       (10,917)
                                                                   ------------- --------------    ------------ ---------------
       Income Before Income Taxes                                       12,844          38,454           3,043         32,825

       Income Taxes                                                      3,496           5,853           1,468          4,770
                                                                   ------------- --------------    ------------ ---------------
       Income After Income Taxes                                         9,348          32,601           1,575         28,055
       Equity in Affiliates                                                 51               -           3,247          1,752
       Minority Interests                                              (10,489)         (5,769)         (5,912)        (2,975)
                                                                   ------------- --------------    ------------ ---------------
       Net Income (Loss) for the Period                                 (1,090)         26,832          (1,090)        26,832
                                                                   ============= ==============    ============ ===============

       Earnings (Loss)  Per Share
          Net income (loss)
       o        Basic                                                    (0.05)           1.54           (0.05)          1.54
       o        Diluted                                                  (0.05)           1.19           (0.05)          1.19

       Weighted average shares outstanding during the period
       o        Basic                                               21,063,632      17,397,476      21,063,632     17,397,476
       o        Diluted                                             21,063,632      23,541,571      21,063,632     23,541,571

       ----------------------------------------------------------- ------------- --------------    ------------ ---------------
                                                                            Combined*                        US GAAP
       SEGMENTED INFORMATION - BY OPERATING DIVISION
                                                                   ------------- --------------    ------------ ---------------
       For the Nine Months Ended September 30,                         2004          2003             2004          2003**
       ----------------------------------------------------------- ------------- --------------    ------------ ---------------
       Marketing Communications
       Revenue                                                      215,551         147,929         180,194        129,092
       Operating Profit                                              25,469          16,180          15,595         10,603
       EBITDA                                                        21,637          15,422          15,379         12,287

       Secure Products International
       Revenue                                                       56,536          96,173          56,536         96,173
       Operating Profit                                               2,143         (10,903)          2,143        (10,903)
       EBITDA                                                         4,502          11,385           4,502         11,385
       Corporate and Other
       Revenue                                                          665           2,433             665          2,433
       Operating Loss                                               (16,422)         (6,394)        (16,422)        (6,394)
       EBITDA                                                       (10,006)         (3,897)        (10,006)        (3,897)
       ----------------------------------------------------------- ------------- --------------    ------------ ---------------

       *   Combined results consolidate affiliates of the Marketing Communications Division that are equity accounted under US GAAP.
       **  Comparative figures have been restated to conform with current period US GAAP presentation

                                               MDC PARTNERS INC.
                                          CONSOLIDATED BALANCE SHEETS



                 ------------------------------------------------------------------ ------------------------------------
                                                                                               ($U.S. 000's)
                                                                                    ------------------------------------
                                                                                                As at             As at
                                                                                        September 30,      December 31,
                                                                                                 2004             2003*
                                                                                          (Unaudited)         (Audited)
                 ------------------------------------------------------------------ ------------------ -----------------
                 ASSETS
                 Current
                     Cash and cash equivalents                                                16,579             66,726
                     Accounts receivable                                                     109,423             60,115
                     Expenditures billable to clients                                         21,938              7,422
                     Inventory                                                                 7,737              6,795
                     Prepaid expenses and sundry                                               6,732              4,924
                                                                                    ------------------ -----------------
                                                                                             162,409            145,982
                 Fixed Assets                                                                 54,737             42,025
                 Investment in Affiliates                                                      4,655             36,084
                 Goodwill                                                                    189,197             87,479
                 Deferred Tax Benefits                                                        11,363             12,580
                 Other Assets                                                                  9,311              6,030
                                                                                    ------------------ -----------------
                                                                                             431,672            330,180
                                                                                    ================== =================

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 Current
                     Bank Indebtedness                                                        13,836                  -
                     Accounts payable and accrued liabilities                                128,871             74,050
                     Advance billings                                                         42,689             13,391
                     Current portion of long-term debt                                         2,452             16,486
                     Deferred acquisition consideration                                          416              1,113
                                                                                    ------------------ -----------------
                                                                                             188,264            105,040
                 Long-term Debt                                                               54,234             95,946
                 Convertible Notes                                                                 -             37,794
                 Other Liabilities                                                             4,091                516
                                                                                    ------------------ -----------------
                                                                                             246,589            239,296
                                                                                    ------------------ -----------------
                 Minority Interests                                                           36,947              2,533
                                                                                    ------------------ -----------------


                 Shareholders' equity
                     Common stock                                                            167,015            115,996
                     Contributed surplus                                                      14,910              3,272
                     Retained earnings (deficit)                                             (29,904)           (25,148)
                     Accumulated other comprehensive income (loss)                            (3,885)            (5,769)
                                                                                    ------------------ -----------------
                                                                                             148,136             88,351
                                                                                    ------------------ -----------------

                                                                                             431,672            330,180
                                                                                    ================== =================

                 ------------------------------------------------------------------ ------------------ -----------------

                  *   Comparative figures have been restated to conform with the current period US GAAP presentation.

                                               MDC PARTNERS INC.
                                 RECONCILIATION OF EBITDA* TO OPERATING PROFIT
                                                 ($U.S. 000's)

For the Three Months Ended September 30, 2004

                                                    Combined                            As Reported under US GAAP
                                               -----------------                  --------------------------------------------
                                                       Less                           Secure
                                      Marketing       Equity      Marketing          Products      Corporate &
                                    Communications  Affiliates  Communications    International       Other           Total
                                    -------------- -----------  --------------    -------------    -----------    ------------
Operating Profit (Loss) as Reported      8,687         1,768           6,919            1,263       (5,835)           2,347

Add
  Depreciation and amortization          2,343           294           2,049              877          125            3,051
  Stock-based compensation                 140            91              49                -        1,509            1,558
                                   --------------- -----------  --------------     ------------   ------------    ------------
                                        11,170         2,153           9,017            2,140       (4,201)           6,956

Less Minority Interests                 (3,159)         (909)         (2,250)               -            -           (2,250)
                                   --------------- -----------  --------------     ------------   ------------    ------------
EBITDA*                                  8,011         1,244           6,767            2,140       (4,201)           4,706
                                   =============== ===========  ==============     ============   ============    ============






For the Three Months Ended September 30, 2003

                                                    Combined                            As Reported under US GAAP
                                               -----------------                  --------------------------------------------
                                                       Less                           Secure
                                      Marketing       Equity      Marketing          Products      Corporate &
                                    Communications  Affiliates  Communications    International       Other           Total
                                    -------------- -----------  --------------    -------------    -----------    ------------

Operating Profit (Loss) as Reported        6,343       1,631          4,712              849        (2,574)           2,987

Add
  Depreciation and amortization            2,074         149          1,925              359           181            2,465
  Stock-based compensation                     -           -              -                -         1,397            1,397
                                    -------------- -----------  -------------     ------------    ------------    -----------
                                           8,417       1,780          6,637            1,208          (996)           6,849
Less Minority Interests                   (2,210)       (755)        (1,455)             (14)         (127)          (1,596)
                                    -------------- -----------  -------------     ------------    ------------    -----------
EBITDA*                                    6,207       1,025          5,182            1,194        (1,123)           5,253
                                    ============== ===========  =============     ============    ============    ===========



*  EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

                                               MDC PARTNERS INC.
                                 RECONCILIATION OF EBITDA* TO OPERATING PROFIT
                                                 ($U.S. 000's)

For the Nine Months Ended September 30, 2004

                                                    Combined                            As Reported under US GAAP
                                               -----------------                  --------------------------------------------
                                                       Less                           Secure
                                      Marketing       Equity      Marketing          Products      Corporate &
                                    Communications  Affiliates  Communications    International       Other           Total
                                    -------------- -----------  --------------    -------------    -----------    ------------
Operating Profit (Loss) as Reported       25,469       9,874           15,595            2,143      (16,422)           1,316

Add
  Depreciation and amortization            6,333         796            5,537            2,359          224            8,120
  Stock-based compensation                   324         165              159                -        6,192            6,351
                                    -------------- ------------ ---------------     ------------   ------------    -----------
                                          32,126      10,835           21,291            4,502      (10,006)          15,787

Less Minority Interests                  (10,489)     (4,577)          (5,912)               -            -           (5,912)
                                    -------------- ------------ ---------------     ------------   ------------    -----------
EBITDA*                                   21,637       6,258           15,379            4,502      (10,006)           9,875
                                    ============== ============ ===============     ============   ============    ===========



For the Nine Months Ended September 30, 2003

                                                    Combined                            As Reported under US GAAP
                                               -----------------                  --------------------------------------------
                                                       Less                           Secure
                                      Marketing       Equity      Marketing          Products      Corporate &
                                    Communications  Affiliates  Communications    International       Other           Total
                                    -------------- -----------  --------------    -------------    -----------    ------------

Operating Profit (Loss) as Reported       16,180       5,577           10,603          (10,903)       (6,394)          (6,694)

Add
  Depreciation and amortization            6,055         352            5,703            2,614           823            9,140
  Stock-based compensation                     -           -                -                -         2,166            2,166
  Writedown of fixed and
   other assets                                -           -                -           10,012             -           10,012
  Goodwill charges                             -           -                -            8,126             -            8,126
                                    -------------- -----------  ---------------     ------------    ------------    -----------
                                          22,235       5,929           16,306            9,849        (3,405)          22,750
Less Minority Interests                   (6,813)     (2,794)          (4,019)           1,536          (492)          (2,975)
                                    -------------- -----------  ---------------     ------------    ------------    -----------
EBITDA*                                   15,422       3,135           12,287           11,385        (3,897)          19,775
                                    ============== ===========  ===============     ============    ============    ===========





*  EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.